Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Laser Photonics Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share(3)	457(c)	3,871,964	(3)	4.12	$15,952,491.68	0.00013810	$2,203.04

	Total Offering Amounts						$15,952,491.68		$2,203.04
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$2,203.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Laser Photonics Corporation that may be issued in connection with a stock dividend, stock split, recapitalization or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital market on October 10, 2025.

(3)	Consists of (i) 1,098,902 shares of Common Stock issued in a private placement that closed on September 30, 2025 (the “September 2025 Private Placement”) (ii) 1,098,902 shares of Common Stock issuable upon the exercise of Series A warrants issued in the September 2025 Private Placement (iii) 1,098,902 shares of Common Stock issuable upon the exercise of Series B warrants issued in the September 2025 Private Placement, (iv) 76,923 shares of Common Stock issuable upon the exercise of placement agent warrants issued in the September 2025 Private Placement, (v) 418,000 shares of Common Stock issued to Hudson Global Ventures, LLC (“Hudson Global”) under the terms of a Securities Purchase Agreement dated August 28, 2025 (the “Hudson Global SPA”), in connection with a note financing in the principal amount of $455,000 and (f) 157,258 shares of Common Stock issuable under a warrant issued to Hudson Global under the terms of the Hudson Global SPA.